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                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                     Years Ended December 31,
                                                       ------------------------------------------------------
(Dollars in Millions)                                      2001       2000        1999       1998     1997
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
Income before provision (benefit) for income taxes
 and extraordinary item                                  $ 56.1    $ 856.6    $1,337.2    $ 458.9   $ 637.6
Equity income from affiliates                             (24.3)     (51.1)      (40.2)     (31.4)    (36.0)
Dividends received from equity affiliates                  55.8       42.9        53.3       42.9      16.5
Interest expense                                          326.1      379.7       310.5      343.8     332.1
Portion of rent expense representing interest              94.6       26.3        27.5       29.6      35.4
Amortization of capitalized interest                       11.6        8.0         5.4        3.6       2.2
                                                       ------------------------------------------------------
Earnings, as adjusted                                   $ 519.9   $1,262.4    $1,693.7    $ 847.4   $ 987.8
                                                       ======================================================

Fixed charges:
Interest expense                                        $ 326.1   $  379.7    $  310.5    $ 343.8   $ 332.1
Portion of rent expense representing interest              94.6       26.3        27.5       29.6      35.4
Capitalized interest                                       41.4       47.8        28.8       24.0      21.6
                                                       ------------------------------------------------------
Fixed Charges                                           $ 462.1   $  453.8    $  366.8    $ 397.4   $ 389.1
                                                       ======================================================
Ratio of Earnings to Fixed Charges                         1.13       2.78        4.62       2.13      2.54
                                                       ======================================================
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